Exhibit 99.1

Contacts:	Media:	John Calagna (212) 578-6252

	Investors:	John Hall (212) 578-7888

MetLife Completes Spin-Off of Brighthouse Financial

NEW YORK, Aug. 7, 2017 – MetLife, Inc. (NYSE: MET) today announced it has completed the spin-off of Brighthouse Financial, Inc. (NASDAQ: BHF), creating two independent, publicly-traded companies. Today marks the first day of post-separation trading for each company’s common stock on its respective stock exchange.

“We believe MetLife and Brighthouse Financial offer investors unique value propositions,” said MetLife, Inc. Chairman, President and CEO Steven A. Kandarian. “The spin-off is the centerpiece of MetLife’s continuing transformation into a less capital intensive company with stronger free cash flow.”

“MetLife’s core businesses – employee benefits, protection and fee-based retail products outside of the United States, and our growing asset management arm – position the company well for profitable growth,” Kandarian added. “We will be a simpler, more efficient and customer-focused company that delivers value for all of its stakeholders as we have throughout our nearly 150-year history.”

Under the terms of the separation, on the Aug. 4, 2017 distribution date, MetLife, Inc. common shareholders received a distribution of one share of Brighthouse Financial, Inc. common stock for every 11 shares of MetLife, Inc. common stock they held as of 5 p.m. New York City time on the July 19, 2017 record date. MetLife, Inc. common shareholders who sold their “MET” shares in the “regular-way” market after that date, but before and through the August 4 date that Brighthouse Financial, Inc. common stock was distributed, sold their entitlement to receive Brighthouse Financial, Inc. common stock in the distribution. Shareholders of MetLife, Inc. who owned less than 11 shares of common stock, or others who would otherwise have received fractional shares, received cash.

Brighthouse Financial, Inc. common stock begins “regular-way” trading under the symbol “BHF” on the NASDAQ Stock Market today, Aug. 7, 2017, when markets open. MetLife will continue to trade on the NYSE under the ticker symbol “MET.”

MetLife expects to file pro forma financial statements on Form 8-K with the U.S. Securities and Exchange Commission in connection with the spin-off.

Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, and Goldman, Sachs & Co. LLC, acted as the financial advisors to MetLife on the spin-off. Willkie Farr & Gallagher served as external counsel to MetLife.

Sandler O’Neill & Partners, L.P. acted as independent financial advisor and Cleary Gottlieb Steen & Hamilton LLP acted as counsel to MetLife’s Board of Directors.

Houlihan Lokey provided advice with respect to the Delaware approval process. Wells Fargo & Company and BofA Merrill Lynch acted as capital structuring advisors.

Milliman and Oliver Wyman provided advice on certain actuarial matters.

PricewaterhouseCoopers provided assistance on certain operational separation activities.

About MetLife

MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management to help its individual and institutional customers navigate their changing world. Founded in 1868, MetLife has operations in more than 40 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

Forward-Looking Statements

This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “continuing,” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s most recent Annual Report on Form 10-K (the “Annual Report”) filed with the U.S. Securities and Exchange Commission (the “SEC”), any Quarterly Reports on Form 10-Q filed by MetLife, Inc. with the SEC after the date of the Annual Report under the captions “Note Regarding Forward-Looking Statements” and “Risk Factors,” and other filings MetLife, Inc. makes with the SEC. MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later become aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.